OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”), dated as of December 17, 2007, between the individuals and entities that have executed this Agreement as the “Shareholders” on the signature pages hereto (each individually a “Shareholder”); Steven Keyser, a resident of the State of Utah (“Keyser”); and Jenson Services, Inc., a Utah corporation (the “Grantee”).

W I T N E S S E T H:

WHEREAS, the Shareholders wish to grant an option (the “Option”) to purchase an aggregate of Thirteen Million Sixty Six Thousand Seven Hundred Thirty Four (13,066,734) shares (the “Option Shares”) of common stock (“Common Stock”) of Lipidviro Tech, Inc., a Nevada corporation (the “Company”) currently held by the Shareholders, in one or more transactions (in each case, an “Exercise”), pursuant to the terms and conditions hereof; and

WHEREAS, the Shareholders and Grantee have simultaneously entered into a Securities Escrow Agreement respecting the Option Shares, a copy of which is attached hereto as Exhibit A and incorporated herein by reference;

NOW, THEREFORE, in consideration for the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholders and the Grantee hereby agree as follows:

1.

The Option.

1.1

Grant.  In consideration of the Grantee’s agreement to pay the fees and expenses of the Company’s accountant and independent auditor in connection with the preparation and review of its unaudited financial statements for the quarterly period ended September 30, 2007 (the “Option Consideration”), the Shareholders hereby grant to the Grantee the Option to purchase the Option Shares, in one or more Exercises, pursuant to Section 2 hereof.

1.2

Exercise Price.  The exercise price of the Option to purchase the Option Shares shall be Twenty Five Thousand Dollars ($25,000) (the “Aggregate Exercise Price”), and the exercise price per share shall be $0.00187077172.

1.3

Option Shares Held in Escrow.  The Shareholders have agreed to DTC to the trust account of Leonard W. Burningham, Esq., or to deposit certificates representing the Option Shares, duly endorsed and Medallion Guaranteed with respect to the requisite signatures thereon, in such number and denominations as specified on  the signature page hereof (the “Option Certificates”), with Leonard W. Burningham, Esq. of Salt Lake City, Utah (the “Escrow Agent”), to be held in escrow pursuant to the terms and conditions of the Securities Escrow Agreement.  Within three (3) Business Days (as defined in this Section) after execution of this Agreement, the Shareholders shall DTC the Option Shares and/or deliver the Option Certificates, endorsed or assigned in blank to the Escrow Agent, for the purpose of retaining physical possession thereof.  For the purposes hereof, a “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of Salt Lake, State of Utah are authorized or required by law or executive order to remain closed.

2.

Exercise of Option; Ownership.

2.1

Exercise.  The purchase rights represented by the Option may be Exercised by the Grantee, in whole or in part (in the case of partial exercises, the number of shares so purchased shall be allocated among the Shareholders on a pro rata basis, but not as to less than a whole share of Common Stock), at any time, and from time to time, during the period commencing on the date hereof, and continuing for ten (10) Business Days following the date that the “E” is removed from the Company’s current stock symbol “LVPTE,” (the "Option Period"), as follows; provided, however, that the Option Period shall not terminate on any date that the Company’s common stock is not quoted on the OTC Bulletin Board of the Financial Industry Regulatory Authority :

(a)

The Grantee shall deliver to the Escrow Agent a written notice of its election to Exercise the Option (“Exercise Notice”), together with: (i) the original Option, with the Purchase Form annexed thereto (the “Purchase Form”) completed to specify (A) the number of Option Shares for which the Grantee is exercising the Option (the “Purchased Shares”), and (B) the applicable Exercise Price, and (ii) cash or a certified check or bank draft in the amount of the Aggregate Exercise Price.  In order for such Exercise to be effective as of a particular date, the Exercise Notice must be delivered by the Grantee to the Escrow Agent by 5:00 p.m., Mountain Standard Time.

 (b)

The Escrow Agent shall, as soon as practicable after receipt of an Exercise Notice, effectuate the proper: (i) distribution of the Aggregate Exercise Price to the Shareholders on a pro rata basis, and (ii) release the Purchased Shares to the Grantee.

(c)

The Shareholders and Keyser acknowledge that, upon the Grantee’s exercise of the Option in an amount that is sufficient to give it a majority of the Company’s outstanding shares of common stock, the Grantee shall have the right to place its designees on the Company’s Board of Directors and the Shareholders and Keyser further agree to use their best efforts to facilitate the preparation of such documentation as may be necessary or advisable in this regard.

2.2

Ownership Upon Exercise.  The Grantee shall be deemed the record owner of the Purchased Shares as of the close of business as of the date of the applicable Exercise.

2.3

No Conflict.  The Shareholders covenant and agree that they have not and will not, during the Option Period, enter into any contract, understanding or arrangement which conflicts with the terms of this Option.

3.

Adjustment.  Subject and pursuant to the provisions of this Section 3, the Exercise Price and number of shares of Common Stock subject to this Option shall be subject to adjustment from time to time as set forth hereinafter in this Section 3.

3.1

Subdivision or Combination of Shares.  If the Company shall at any time during the Option Period subdivide its outstanding Common Stock by recapitalization, reclassification, stock dividend, or split-up thereof or other means, the number of shares of Common Stock subject to the Option immediately prior to such subdivision shall be proportionately increased and the Exercise Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof or other means, the number of shares of Common Stock subject to the Option immediately prior to such combination shall be proportionately decreased and the Exercise Price shall be proportionately increased.  Any such adjustment to the Exercise Price shall become effective at the close of business on the record date for such subdivision or combination.

3.2

Merger, Consolidation or other Corporate Change.  In case of any: (a) capital reorganization or reclassification or change of the outstanding shares of Common Stock of the Company (exclusive of a change covered by Section 3.1 hereof or which solely affects the par value of such shares of Common Stock), or (b) merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, change, capital reorganization or change in the ownership of the outstanding Common Stock), or (c) any sale or conveyance or transfer of all or substantially all of the assets of the Company and in connection with which the Company is dissolved, which takes place during the Option Period, the Grantee shall have the right thereafter to receive upon the Exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property received by the Shareholders upon such reclassification, change, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, with respect to the number of shares of Common Stock obtainable upon Exercise of this Option immediately prior to such event; and if any reorganization, reclassification, change, merger, consolidation, sale or transfer also results in a change in Common Stock covered by Section 3.1, then such adjustment shall be made pursuant to both this Section 3.2 and Section 3.1.  The provisions of this Section 3.2 shall similarly apply to successive reclassification, or capital reorganizations, mergers or consolidations, changes, sales or other transfers.

4.

Covenants of the Parties.

4.1

Availability of Keyser.  In the event that the Grantee exercises the Option, in whole or in part:  (i) Keyser agrees to make himself available for consultation with respect to the preparation of the Company’s Annual Report on Form 10-KSB for the calendar year ended December 31, 2007; and (ii) in consideration thereof, the Grantee agrees to pay to Keyser the sum of $25,000 within five (5) business days after the filing date of such Annual Report.

4.2

Reverse Merger.  In the event that:  (i) the Grantee acquires a majority of the Company’s outstanding shares of common stock pursuant to the exercise of the Option; and (ii) the Company subsequently enters into a reverse merger or other transaction involving the acquisition of or merger with an operating entity, the Grantee agrees, within five (5) business days of the closing of such transaction, to pay to Keyser the sum of Two Hundred Thousand Dollars ($200,000), less:  (a) the  remaining outstanding liabilities from those identified from those identified on Schedule A at the time of any such reverse merger; (b) the total liabilities indicated on Schedule A hereto; and (c) if applicable, the amount paid to Keyser pursuant to Section 4.1 above.

4.3

Cancellation of Warrants.  Before the expiration of the Option Period, Keyser shall take all steps necessary to cancel the Company’s: (i) A Warrant granting to Keyser the right to purchase up to 8,074,185 shares of the Company’s common stock at a price of $5.00 per share; and (ii) B Warrant granting to Benedente the right to purchase up to 8,786,400 shares of the Company’s common stock at a price of $10.00 per share, and shall provide to the Grantee evidence of all such cancellations.

4.4

Cancellation of Promissory Notes.  Within 45 days of the exercise of the Option, Keyser shall take all steps necessary to cancel or eliminate the Company’s:  (i) note payable to Shareholder Benedente Holdings, LLC (“Benedente”), in the principal amount of $719,885, including all principal and interest thereon; and (ii) note payable to Lombard in the principal amount of $600,000, including all principal and interest thereon;

4.5

No Share Issuance or Debt Incursion.  Prior to the expiration of the Option Period or the Grantee’s full exercise of the Option, whichever comes first, Keyser shall not, either in his capacity as a stockholder or as a director of the Company, vote for or consent to:  (i) the issuance of any shares of the Company’s common stock or the granting of any options, warrants or other rights to purchase shares of the Company’s common stock; (ii) the Company’s incursion of any debt or liability other than such debts or liabilities as are necessary to ensure compliance with federal and state securities and corporate laws, rules and regulations, which shall not exceed $1,000 in the aggregate.

5.

Warranties and Representations of the Shareholders.  The Shareholders individually and collectively represent and warrant, as follows:

5.1

Authority.  The Shareholders have full power, authority, capacity and legal right to enter into this Agreement and to grant the Option.

5.2

Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of the Shareholders, enforceable in accordance with its terms.

5.3

No Conflicts; Governmental Approvals. There is no statute, regulation, rule, order or judgment, and no provision of any mortgage, indenture, contract or agreement binding upon the Shareholders, which would prohibit, conflict with, or in any way prevent the execution, delivery or performance of the terms of this Agreement.  The execution, delivery and performance by the Shareholders of the terms of this Agreement do not require any filing with, or the consent or approval of, any governmental agency or regulatory authority.

5.4

Title to Shares.  The Option Shares are free and clear of all liens, security interests, charges and encumbrances of every kind and nature (other than those created hereunder or those applicable to resale under federal and state securities laws, rules and regulations); each share of common stock comprising the Option Shares is fully paid and non-assessable; the Shareholders have good and lawful authority to grant the Option, and upon Exercise of the Option, to sell and deliver such Option Shares in the manner hereby contemplated; and no consent or approval of any governmental body or regulatory authority, or of any securities exchange, will be necessary to the validity of the rights created hereunder.

6.

Warranties and Representations of the Grantee.  In granting the rights under this Agreement to the Grantee, the Shareholders have relied upon certain warranties and representations made by the Grantee as of the date hereof, as follows:

6.1

Investment Experience.  The Grantee has prior investment experience, including investment in non-registered securities such that it is able to evaluate the merits and risks of the purchase of the Option Shares and is able to bear the economic risk it hereby assumes.

6.2

Company Information.  The Grantee is an “accredited investor” as that term is defined in Rule 144 of the Securities and Exchange Commission, has had extensive exposure to the business plans and prospects of the Company, has been afforded the opportunity to make, and have made, all inquiries as it and its representatives deemed appropriate with respect to the Company’s affairs and prospects and has reviewed the filings of the Company in the Edgar Archives of the Securities and Exchange Commission that have been filed during the past 12 months.

6.3

Re-Sale of Shares.  The Grantee is aware that the Option Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under applicable federal and state securities laws pursuant to registration or exemption therefrom; and any requisite legal opinions required by Grantee to publicly sell such Option Shares shall be obtained by Grantee at its own cost and expense.

6.4

No Registration.  Grantee hereby acknowledges that, in addition to certain restrictive legends that the securities laws of the state in which the Shareholders reside may require, each certificate representing the Option Shares may be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OF RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS NOT REQUIRED.

7.

Warranties and Representations of Keyser.  Based on his knowledge of the Company in his capacity as the Chairman of its Board of Directors, Keyser represents and warrants to the Grantee as follows:

7.1

Liabilities of the Company.  Except as indicated in Schedule A hereto, the Company has no liabilities as of the date of this Agreement.

8.

No Rights as Stockholder.  Until such time as the Grantee exercises its Option hereunder, the Grantee shall not be entitled to: (a) exercise any voting rights or powers relating or pertaining to the Option Shares; or (b) receive any cash dividends, if any, paid on the Option Shares.

9.

Indemnification.

The Shareholders and Keyser severally agree to indemnify and reimburse the Grantee,  and the Grantee hereby agrees to indemnify and reimburse the Shareholders and Keyser, for any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, reasonable attorneys’ fees and other reasonable legal costs and expenses, that the indemnified party may at any time suffer or incur, or become subject to, as a result of or in connection with any breach or inaccuracy of any of the representations and warranties made by the indemnifying party in this Agreement.

10.

Miscellaneous.

10.1

Further Assurances.  The parties hereto will, at such time and from time to time on and after the date hereof, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances that may be reasonably required for the carrying out of the purposes of this Agreement.

10.2

Complete Agreement.  This Agreement, and the documents, if any, referred to herein, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, and writings with respect to such subject matter.

10.3

Waiver, Discharge, etc.  This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of the Grantee or its authorized representatives.

10.4

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand or mailed by certified or registered mail (return receipt requested) (i) to the Grantee, at the address first set forth above, and (ii) if to the Shareholders or Keyser, at the address set forth below such party’s name on the signature page hereto, or at such other addresses as may be specified by like notice, and shall be deemed given on the date on which it is so hand-delivered or on the third business date following the date on which it is so mailed.

10.5

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the rules of conflict of laws.

10.6

Successors and Assigns.  No party may assign any of its rights, or delegate any of its duties, hereunder without the prior written consent of the other parties hereto.

10.7

Execution in Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.

Shareholders:

Benedente Holdings, LLC, a Wyoming limited liability company (Shareholder of 6,600,300 Option Shares)

By /s/Steven Keyser

Its Manager

___________________________

_________________________

Fax: (801) 583-2565

B’Chesed, LLC, a Wyoming limited liability company (Shareholder of 1,887,850 Option Shares) By /s/Adina Hamik Its Manager ___________________________ ___________________________ Fax: (801) 583-2565

SleepyLion, LLC, aWyoming limited liability company (Shareholder of 2,275,000 Option Shares)

By /s/Keith Keyser

Its Manager

___________________________

___________________________

Fax: (  )___________________

/s/Keith Keyser Keith Keyser (Shareholder of 1,158,356 Option Shares) __________________________ __________________________ Fax: (801) 583-2565

Keyser:

/s/Steven Keyser 12/17/07

Steven Keyser (Shareholder of 445,228 Option Shares) Grantee: Jenson Services, Inc. By /s/ Thomas Howells Its Director

PURCHASE FORM

To Be Executed Upon Exercise of Option

The undersigned record holder of the within Option hereby irrevocably elects to exercise the right to purchase __________ shares of common stock of Lipidviro Tech, Inc. from the Shareholders, evidenced by the within Option, according to the terms and conditions thereof, at a purchase price of $__________ per share, or an aggregate purchase price of $__________, and herewith makes payment of the purchase price in full.

The undersigned requests that certificates for such shares shall be issued in the name set forth below.

Dated: ___________, _____

__________________________________

Signature

__________________________________

Print Name of Signatory

__________________________________

Name to whom certificates are

to be issued if different from above

__________________________________

__________________________________

Address

__________________________________

Social Security No. or other identifying number

Schedule A

Liabilities of the Company as of the date of the Option Agreement